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                                                                    EXHIBIT 99.1



                  [SNYDER COMMUNICATIONS, INC. LETTERHEAD]



FOR IMMEDIATE RELEASE


Contact:


Snyder Communications, Inc.            Dewe Rogerson Inc.
Clay Perfall                           Jeffrey Luth
Chief Financial Officer                Vice President
(301) 468-1010                         (212) 688-6840



              SNYDER COMMUNICATIONS ACQUIRES GOOD NEIGHBOR DIRECT

(January 10, 1997, Bethesda, MD) Snyder Communications, Inc. (NYSE:SNC) today announced that it has acquired Good Neighbor Direct. Terms were not disclosed. Good Neighbor Direct provides marketing services through information displays in over 5,000 targeted retail outlets around the United States on behalf of clients such as Discover Card, Montgomery Ward & Co. Inc. and Gerber Products Co.

Daniel M. Snyder, Snyder's Chairman and Chief Executive Officer, said, "The acquisition of Good Neighbor Direct represents yet another venue for Snyder to provide targeted marketing services to Fortune 500 companies looking to reach potential customers more effectively. Consistent with Snyder Communications' announced intent to buy marketing assets that support our long-term goals, we feel confident that the acquisition of Good Neighbor Direct will provide excellent synergies with our existing marketing programs."

Snyder Communications, Inc. is a leading provider of value-added, outsourced marketing solutions for primarily Fortune 500 companies. The Company designs and implements marketing programs utilizing a range of complementary resources, including teleservices, field sales, medical detailing, database marketing, WallBoard(R) information displays and targeted product sampling.


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